SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

   / /   Preliminary proxy statement      / /   Confidential, for Use of the
                                                Commission Only (as permitted by
   / /   Definitive proxy statement             Rule 14a-6(e)(2))

   / /   Definitive additional materials

   /x/   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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H. F. AHMANSON & COMPANY          HOME SAVINGS OF AMERICA          NEWS
                                  SAVINGS OF AMERICA

4900 Rivergrade Road, Irwindale, California  91706 * (818) 814-7922


FOR IMMEDIATE RELEASE                           CONTACTS:
---------------------                              Media: Mary Trigg
                                                          (818) 814-7922
                                                Investor: Steve Swartz
                                                          (818) 814-7986


                           AHMANSON DELIVERS CONSENTS
                URGING GREAT WESTERN TO NEGOTIATE WITH AHMANSON;

                SAYS NO LEGAL IMPEDIMENT STANDS IN THE WAY OF AN
                             ANNUAL MEETING BY MAY 6

      IRWINDALE, CA, April 11, 1997 -- H. F. Ahmanson & Company (NYSE:AHM) today announced that it has delivered consents representing more than the requisite majority of the outstanding common shares of Great Western Financial Corporation (NYSE:GWF) to adopt a critical proposal urging Great Western to negotiate with Ahmanson. Ahmanson also stated that there is no valid reason why Great Western could not hold its annual meeting by May 6. As announced April 9, Ahmanson has also delivered the requisite consents to adopt three other proposals, including the by-law amendment providing for the annual meeting by May 6.

      Ahmanson stated, "Great Western's stockholders have spoken clearly and decisively that they want an annual meeting by May 6 and, today, that they want the Great Western Board to negotiate with Ahmanson, act in accordance with good corporate governance, and establish a level playing field for the two merger proposals.

      "Great Western's response has been to set a June 13, 1997 annual meeting date notwithstanding a clear mandate by its stockholders to hold a meeting by May 6.

      "Ahmanson is amending its Delaware lawsuit to allege that this morning's action to further delay Great Western's annual meeting until June 13 constitutes a breach of duty. At the scheduling conference today, the Chancellor of the Delaware Chancery Court stated that if the consent vote is certified in Ahmanson's favor, it will permit Ahmanson to expedite proceedings on its claims.

      "The fact is there is no legal impediment to Great Western holding its annual meeting by May 6. Securities and Exchange Commission and New York Stock Exchange rules and policies would clearly permit Great Western to hold its annual meeting within 20 calendar days if it wanted to.

      "Why is Great Western's Board afraid to listen to its stockholders? If it is really so confident that its merger proposal with Washington Mutual offers a better alternative than what Ahmanson is offering, it shouldn't be concerned about giving its stockholders -- the owners of the company -- the opportunity to decide between the two proposals.

                                     -more-

      Ahmanson added that Great Western stockholders are entitled to revoke consents previously delivered on any of the consent proposals for which Ahmanson has not already delivered unrevoked consents representing a majority of the outstanding shares.

      H. F. Ahmanson & Company, with nearly $50 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer banks.

                                      # # #

       SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF") COMMON STOCK
        HELD BY H. F. AHMANSON & COMPANY ("AHMANSON"), ITS DIRECTORS AND
       EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF
          AHMANSON AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
         CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND GWF

Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer),
Madeleine A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A.
Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

As of April 10, 1997, Ahmanson is the beneficial owner of 3,134,100 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

Other than set forth herein, as of April 10, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation.
Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 10, 1997, CSFB held a net short position of 4,076 shares of GWF common stock and Montgomery held no shares of GWF common stock.

Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.